EXHIBIT 23.2

Consent of the Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 9, 2016 relating to the consolidated financial statements of SunOpta Inc. and the effectiveness of SunOpta Inc.’s internal control over financial reporting dated March 9, 2016 appearing in the Annual Report on Form 10-K of SunOpta Inc. for the year ended January 2, 2016.

/s/ Deloitte LLP
Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
June 6, 2016